Exhibit 10.21

WARRANT ASSUMPTION AGREEMENT

This Warrant Assumption Agreement (this “Warrant Assumption Agreement”) is entered into as of March [ ], 2025, by and among Marblegate Acquisition Corp., a Delaware corporation (“MAC”), Marblegate Capital Corporation a Delaware corporation (“PubCo”), and Continental Stock Transfer & Trust Company, a New York corporation, as warrant agent (the “Warrant Agent”). Capitalized terms used but not otherwise defined herein shall have the meanings given to such terms in the Business Combination Agreement (as defined below).

WHEREAS, MAC and the Warrant Agent are parties to that certain Warrant Agreement, dated as of September 30, 2021 (the “Warrant Agreement”);

WHEREAS, MAC, PubCo, MAC Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of PubCo (“Merger Sub”), DePalma Acquisition I LLC, a Delaware limited liability company (“DePalma I”), and DePalma Acquisition II LLC, a Delaware limited liability company (“DePalma II,” and each of DePalma I and DePalma II, a “DePalma Company” and together, the “DePalma Companies” or “DePalma”) are parties to that certain Business Combination Agreement, dated as of February 14, 2023 (as it may be amended, supplemented or otherwise modified from time to time, the “Business Combination Agreement”), pursuant to which, on the terms and subject to the conditions set forth therein, among other things: (i) PubCo and the DePalma Companies will effect a series of reorganization transactions, resulting in PubCo becoming the majority owner of the DePalma Companies (the “Pre-Closing Transactions”); and (ii) Merger Sub will merge with and into MAC (the “Merger”), with MAC surviving the Merger as a wholly-owned subsidiary of PubCo, in accordance with the terms and subject to the conditions of the Business Combination Agreement as more fully described in the accompanying proxy statement/prospectus, and (x) each share of MAC’s Class A common stock, par value $0.0001 per share (“MAC Class A Common Stock”), outstanding immediately prior to the effectiveness of the Merger is being converted into the right to receive a number of shares of common stock, par value $0.0001 per share, of PubCo (“PubCo Common Stock”), determined in accordance with the Business Combination Agreement, having an aggregate value of $[ ] (at a deemed value of $10.00 per share and assuming no redemptions of MAC Class A Common Stock), (y) each share of MAC’s Class B common stock, par value $0.0001 per share (“MAC Class B Common Stock,” and, together with the MAC Class A Common Stock, the “MAC Common Stock”), outstanding immediately prior to the effectiveness of the Merger is being converted into the right to receive a number of shares of PubCo Common Stock, determined in accordance with the Business Combination Agreement, having an aggregate value of $[ ] (at a deemed value of $10.00 per share and assuming no redemptions of MAC Class A Common Stock and giving effect to the forfeiture and donation of shares), and (z) each warrant of MAC outstanding immediately prior to the effectiveness of the Merger is being converted into the right to receive one warrant of PubCo (the “PubCo Warrants”), with PubCo assuming MAC’s obligations under the existing warrant agreement.

WHEREAS, pursuant to the terms and conditions of each of the Warrant Agreement and the Business Combination Agreement, upon the Effective Time, each MAC Warrant issued and outstanding immediately prior to the Effective Time will automatically become a PubCo Warrant at the same exercise price per share and on the same terms in effect immediately prior to the Effective Time, and the rights and obligations of MAC under the Warrant Agreement will be irrevocably assigned and assumed by PubCo; and

WHEREAS, as a result of this Warrant Assumption Agreement, at the Effective Time, PubCo will assume all of the obligations of MAC with respect to each MAC Warrant, each of which will, at the Effective Time, become a warrant to purchase shares of Pubco common stock (“PubCo Shares”) pursuant to the terms and conditions of the Warrant Agreement.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, MAC, PubCo and the Warrant Agent hereby agree as follows:

1. Assignment and Assumption.

(a) Upon and subject to the occurrence of the Effective Time, MAC hereby assigns, and PubCo hereby assumes, the rights and obligations of MAC under the Warrant Agreement and the MAC Warrants (which shall be converted into PubCo Warrants), including the obligation to issue PubCo Shares upon the exercise of the PubCo Warrants, and PubCo hereby agrees to faithfully perform, satisfy and discharge when due, the liabilities and obligations of MAC under the Warrant Agreement and the MAC Warrants (which shall be converted into PubCo Warrants). As a result of the Merger, upon and subject to the occurrence of the Effective Time, each MAC Warrant will be automatically and irrevocably modified, pursuant to and in accordance with Section 4.4 of the Warrant Agreement, with the effect that, at the Effective Time, each MAC Warrant will be exchanged for a warrant to purchase shares of PubCo Shares pursuant to the terms and conditions of the Warrant Agreement.

(b) PubCo acknowledges and agrees that, subject to the terms of the Warrant Agreement, the MAC Warrants and this Warrant Assumption Agreement, the Warrant Agreement and the MAC Warrants (which shall be converted into PubCo Warrants) shall continue in full force and effect following the Effective Time and that, from and after the Effective Time, all of MAC’s obligations thereunder shall be valid and enforceable as against PubCo and shall not be impaired or limited by the execution or effectiveness of this Warrant Assumption Agreement.

(c) This Warrant Assumption Agreement is being executed and delivered pursuant and subject to the Warrant Agreement. Nothing in this Warrant Assumption Agreement shall, or shall be deemed to, defeat, limit, alter, impair, enhance or enlarge any right, obligation, claim or remedy created by the Warrant Agreement or any other document or instrument delivered pursuant to or in connection with it.

(d) The choice of law and jurisdiction provisions set forth in the Warrant Agreement and this Warrant Assumption Agreement shall continue to govern the rights and obligations of the parties to the Warrant Agreement and this Warrant Assumption Agreement in all respects. PubCo hereby waives any objection to the jurisdiction provision governing the terms of the Warrant Agreement and this Warrant Assumption Agreement.

2. Miscellaneous.

(a) Governing Law and Jurisdiction. The validity, interpretation, and performance of this Warrant Assumption Agreement shall be governed in all respects by the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. PubCo hereby agrees that any action, proceeding or claim against it arising out of or relating in any way to this Warrant Assumption Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction. PubCo hereby waives any objection to such jurisdiction and that such courts represent an inconvenient forum. Any such process or summons to be served upon PubCo may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to PubCo at the address set forth below:

Marblegate Capital Corporation 5 Greenwich Office Park, Suite 400 Greenwich, CT 06831
Attention:	Andrew Milgram, CEO
Email:	amilgram@marblegate.com
with a copy to:
Paul Hastings LLP 2050 Main Street NW Washington, DC 20036
Attention:	Brandon Bortner Brett Lawrence
E-mail:	brandonbortner@paulhastings.com brettlawrence@paulhastings.com or to such other address or addresses as the parties may from time to time designate in writing.

(b) Binding Effect. This Warrant Assumption Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective successors and assigns.

(c) Entire Agreement. This Warrant Assumption Agreement sets forth the entire agreement and understanding between the parties as to the subject matter thereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them. Except as expressly set forth in this Warrant Assumption Agreement, provisions of the

Warrant Agreement which are not inconsistent with this Warrant Assumption Agreement shall remain in full force and effect. This Warrant Assumption Agreement may be executed in any number of original or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

(d) Severability. This Warrant Assumption Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Warrant Assumption Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Warrant Assumption Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

(e) Amendment. This Warrant Assumption Agreement may not be amended, except by an instrument in writing signed by each party hereto.

(f) Termination. If the Business Combination Agreement is terminated in accordance with its terms before the Effective Time, this Warrant Assumption Agreement shall immediately terminate and cease to have any force or effect, without any liability on the part of any party hereto, as if this Warrant Assumption Agreement had not been executed and delivered.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have executed this Warrant Assumption Agreement as of the date first written above.

MARBLEGATE ACQUSITION CORP.

By:	/s/ Andrew Milgram
Name:	Andrew Milgram
Title:	Chief Executive Officer

MARBLEGATE CAPITAL CORPORATION

By:	/s/ Andrew Milgram
Name:	Andrew Milgram
Title:	Chief Executive Officer

CONTINENTAL STOCK TRANSFER & TRUST COMPANY

By:	/s/ Erika Young
Name:	Erika Young
Title:	Vice President

[Signature Page to Warrant Assumption Agreement]